Subscription Agreement

This Subscription Agreement ("Agreement") is made effective as of April 15th,2024 by and between Curanex Pharmaceutical Inc., a New York Corporation (the "Company"), and Xiaohong Song (the "Subscriber").

Recitals

WHEREAS, the Subscriber wishes to subscribe for and purchase certain shares of common stock of the Company, and the Company wishes to issue such shares to the Subscriber, subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. **Subscription**: The Subscriber hereby subscribes for and agrees to purchase 0.1% of common stock of the Company at the IPO ("Shares") for a total subscription amount of USD 200,000.00.

2. **Payment**: The Subscriber paid the Total Subscription Amount by wire to the Company on January 8th,2019. Upon receipt of the Total Subscription Amount, the Company shall record the Subscriber's subscription and the payment in its books and records.

3. **Issuance of Shares**: The Company agrees to issue the Shares to the Subscriber as soon as practicable after the successful completion of its initial public offering, subject to the Company's compliance with all applicable laws and regulations concerning the issuance of the Shares.

4. **Representation and Warranties of the Subscriber**: The Subscriber represents and warrants to the Company that:

   a. The Subscriber has the authority and capacity to enter into this Agreement.

   b. The Subscriber is acquiring the Shares for investment purposes and not with a view to, or for resale in connection with, any distribution thereof.

5. **Representation and Warranties of the Company**: The Company represents and warrants to the Subscriber that:

   a. The Company is a corporation duly organized, validly existing, and in good standing under the laws of New York.

   b. The Shares, when issued, sold, and delivered in accordance with the terms of this Agreement, will be duly and validly issued, fully paid, and non-assessable.

6. **Miscellaneous**:

   a. Governing Law: This Agreement shall be governed by and construed in accordance with the laws of New York.

   b. Entire Agreement: This Agreement constitutes the entire agreement between the parties and supersedes all prior understandings or agreements regarding the subject matter hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Subscription Agreement as of the date first above written.

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Curanex Pharmaceuticals Inc.

By: ______________________________

Name: Diane Ying Jing

Title: Managing Director

Subscriber: Xiaohong Song

Signature: ______________________________

Date: April 15th, 2024